Securities and Exchange Commission
                            Washington, DC  20549

                                 FORM 8-K/A
                               Amendment No. 1

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  March 15, 1996


                      HEALTH INSURANCE OF VERMONT, INC.
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             (Exact Name of Registrant as Specified in Charter)


            Vermont                  0-9934                 03-0211497
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    (State of Other Juris-      (Commission File          (IRS Employer
   diction of Incorporation)         Number)            Identification No.)


              One Roosevelt Highway, Colchester, Vermont  05446
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                      (Address of Principal            (Zip Code)
                        Executive Offices)


                               (802) 655-5500
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            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
- -----------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events

      On March 15, 1996, Health Insurance of Vermont, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger (the "Merger") of a wholly owned subsidiary of Penn Treaty American Corporation, a Pennsylvania corporation ("PTAC"), with and into the Company. On May 10, 1996, the Company and PTAC entered into Amendment No. 1 to the Merger Agreement. Pursuant to the Merger Agreement, as amended, HIVT is to become a wholly owned subsidiary of PTAC and each outstanding share of HIVT common stock is to be converted into $4.00 of cash and $16.00 of common stock. The Company and PTAC have certain rights to terminate the Merger Agreement if the price per share of PTAC's common stock is above $20 or below $15, as determined pursuant to the Merger Agreement.
The shares of PTAC's common stock to be issued to the HIVT stockholders will be registered on a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended. The consummation of the Merger is subject to approval by HIVT's stockholders, receipt of all necessary regulatory approvals, satisfactory confirmation that the Merger will be treated as a tax-free reorganization and other customary conditions. The Merger Agreement may be terminated by the parties if the Merger is not consummated by August 31, 1996.

Item 6.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits.

   2.1 Agreement and Plan of Merger dated as of March 15, 1996 between Penn Treaty American Corporation and Health Insurance of Vermont, Inc. (filed with the Registrant's Current Report on Form 8-K, dated March 22, 1996).

   2.2 Amendment No. 1 to Agreement and Plan of Merger between Penn Treaty American Corporation and Health Insurance of Vermont, Inc.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HEALTH INSURANCE OF VERMONT, INC.
                                                (Registrant)


                                      /s/   John W. Mahoney
                                      By:   John W. Mahoney
                                      Title:   President


                               AMENDMENT NO. 1
                                      TO
                         AGREEMENT AND PLAN OF MERGER

      AMENDMENT NO. 1, dated as of May 10, 1996 (the "Amendment"), to the Agreement and Plan of Merger (the "Agreement"), dated as of March 15, 1996, between Penn Treaty American Corporation ("Parent") and Health Insurance of Vermont, Inc. (the "Company").

                            W I T N E S S E T H:

      WHEREAS, the Agreement provides, among other things, for the merger of a wholly-owned subsidiary of Parent to be formed as soon as practicable following the execution of the Agreement ("Merger Sub") with and into the Company upon the terms and subject to the conditions set forth in the Agreement (the "Merger"); and

      WHEREAS, Parent and the Company have mutually agreed to amend the Agreement to, among other things, modify the acceptable range of the average bid price per share of Parent Common Stock, which is used in the computation of the Final Price (as defined in the Agreement), from no less than $16.00 or no greater than $18.00 to no less than $15.00 or no greater than $20.00 and to extend the date by which the Merger must be consummated from July 31, 1996 to August 31, 1996.

      NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound, Parent and the Company agree as follows:

      1. Subsection 3.1(b)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

      "(iii) The "Final Price" shall mean the average closing bid price of Parent Common Stock on the Nasdaq National Market during the period comprised of the twenty consecutive trading days immediately preceding the fifth business day immediately preceding the Effective Date (such period is hereinafter referred to as the "Measurement Period"), as such closing bid prices are published by the National Association of Securities Dealers Automated Quotation Service; provided, however, that if the average closing price of Parent Common Stock, determined in accordance with the first clause of this sentence, during the Measurement Period is more than $.20 per share higher than the average closing bid price of Parent Common Stock during the Measurement Period, the Final Price shall equal the average closing price per share minus $.20 per share but this adjustment shall not cause the Final Price to be reduced to a price per share less than the average closing bid price of Parent Common Stock during the Measurement Period. If the Final Price of Parent Common Stock, determined in accordance with the immediately preceding sentence, is less than $15.00 or greater than $20.00, this Merger Agreement shall terminate; provided, however, that the parties hereto may waive this termination provision in writing."

      2. Subsection 9.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

      "(b) By either Parent or the Company if the Merger shall not have been consummated on or before August 31, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement or responsible for the failure of the Merger to occur on or before such date)."

      3. Except as provided herein, the Agreement shall remain unchanged and in full force and effect.

      4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                       "Company"

                                       HEALTH INSURANCE OF VERMONT, INC.

                                       By:      /s/ John W. Mahoney
                                       Title:       President

                                       "Parent"

                                       PENN TREATY AMERICAN CORPORATION

                                       By:     /s/ A. J. Carden
                                       Title:      Executive Vice President